UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: January 11, 2007

MONOGRAM BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30369	94-3234479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd., South San Francisco, California, 94080

(Address of Principal Executive Offices, including zip code)

(650) 635-1100

(Registrant’s Telephone Number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Sale of 0% Convertible Senior Unsecured Notes due 2026

On January 11, 2007, Monogram Biosciences, Inc., or Monogram, entered into a Securities Purchase Agreement pursuant to which it agreed to sell $30,000,000 principal amount of its 0% Convertible Senior Unsecured Notes due 2026 (the “Notes”) to the qualified institutional buyer party thereto. The aggregate purchase price for the Notes will be approximately $22,542,000.

The Notes will not bear interest and will be convertible, at the option of the holder of such Notes, into shares of Monogram common stock at an initial conversion price of $2.52 per share, which is equivalent to an initial conversion rate of approximately 396.8254 shares per $1,000 principal amount of Notes. The conversion price will adjust automatically upon certain changes to Monogram’s capitalization.

Pursuant to a Registration Rights Agreement dated as of January 11, 2007 by and between Monogram and the qualified institutional buyer party thereto, Monogram has agreed to file a shelf registration statement with respect to the resale of the Notes and the common stock issuable upon conversion thereof. Monogram is obligated to file this registration statement within sixty days of the closing of the transaction and to cause such registration statement to become effective within 120 days of the closing of the transaction unless the SEC reviews the registration statement and provides comments thereon or requires Monogram to make modifications thereto, in which case Monogram must cause such registration to become effective within 180 days of the closing. In the event Monogram fails to comply with its obligations under the Registration Rights Agreement, it will be obliged to make additional payments to the holders of the Notes.

After this registration statement is effective, Monogram will have the option to cause all or any portion of the notes to automatically convert at such time as the closing price of Monogram’s common stock is greater than $3.15 for twenty out of thirty consecutive trading days and certain other limitations. Upon any such automatic conversion, Monogram initially will pay the holders a premium make-whole amount equal to $84.7526 per $1,000 principal amount of notes so converted, such premium make-whole being reduced over the initial 3 year period following the closing. The premium make-whole amount may be paid in shares of common stock upon any such automatic conversion, provided that certain additional conditions are satisfied.

The Notes will be subordinated to all of Monogram’s present senior debt, including the $25 million 3% Senior Secured Convertible Note due May 19, 2010 issued to Pfizer in May 2006, as amended as described below, and Monogram’s line of credit with Merrill Lynch.

Beginning on December 31, 2009, Monogram may redeem the Notes in whole or in part at any time at a redemption price equal to the accreted value of the principal amount of the Notes to be redeemed, plus liquidated damages, if any, and certain other amounts, provided that certain conditions are required to be satisfied and the market price of Monogram’s common stock exceeds the conversion price of the Notes leading up to and at the time of redemption.

Monogram will be required, under the terms of the Notes, to repurchase the outstanding accreted value of the Notes at the election of the holders upon certain change of control events described in the Notes, or if Monogram’s common stock is no longer listed on a United States national securities exchange, quoted on The NASDAQ Capital Market, or approved for trading and/or eligible for quotation on an established automated over-the-counter trading market in the United States, including the OTC Bulletin Board but excluding the “pink sheets” or any similar quotation system. In addition, under such circumstances Monogram also would be obligated to pay the premium make-whole amount described above and certain other amounts.

An event of default under the Notes will occur if Monogram: is delinquent in making certain payments due under the Notes; fails to deliver shares upon conversion of the Notes; fails to deliver certain required notices under the Notes; fails, following notice, to cure a breach of a covenant under the Notes, the Securities Purchase Agreement, the Registration Rights Agreement, the Subordination Agreement with Pfizer Inc. described below, or the Indenture described below (together, the “Transaction Documents”); certain events of default occur with respect to other indebtedness; certain bankruptcy proceedings are commenced or orders granted; a representation or warranty made under the Transaction Documents is materially inaccurate and continues uncured following notice; Monogram fails to file certain periodic reports with the Securities and Exchange Commission (subject to certain grace periods); or Monogram incurs certain types of indebtedness prohibited under the terms of the Notes.

The Notes will be issued under an Indenture between Monogram and U.S. Bank, National Association, as trustee.

Copies of the Securities Purchase Agreement, Registration Rights Agreement and form of Indenture are included herewith as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated by reference herein.

Subordination Agreement

In connection with the sale of the Notes, Monogram, Pfizer Inc. and U.S. Bank, National Association, as trustee, will enter into a Subordination Agreement. The Subordination Agreement will set forth the terms under which the Notes are subordinated to the 3.0% Senior Secured Convertible Note Due May 19, 2010, issued to Pfizer. As a condition to the entry into the Subordination Agreement, Monogram and Pfizer will amend the Note Purchase Agreement, dated May 5, 2006, between Pfizer Inc. and Monogram, and amended and restated the 3.0% Senior Secured Convertible Note Due May 19, 2010, to conform to certain terms of the Subordination Agreement. As amended, the Pfizer Note will provide that Monogram will be in default thereof if (i) an event of default occurs and is continuing under the Notes and (ii) the Trustee or any of the Noteholders gives notice to the Company of its or their intent to either accelerate the Notes or exercise any other remedies thereunder (subject to certain limited exceptions). Copies of the form of Subordination Agreement, form of First Amendment to Note Purchase Agreement and Senior Note, and form of Amended and Restated 3.0% Senior Secured Convertible Note Due May 19, 2010 are included herewith as Exhibits 10.4, 10.5, and 10.6, respectively, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 is hereby incorporated in its entirety into Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 is hereby incorporated in its entirety into this Item 3.02 by reference.

Monogram agreed to sell the Notes to the qualified institutional buyer under an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”). The Notes were offered and will be sold only to such qualified institutional buyer pursuant to Rule 144A under the Securities Act. The exemption under Section 4(2) of the Securities Act for the initial sale of the Notes is based in part upon the representations of qualified institutional buyer contained in the Securities Purchase Agreement.

Monogram’s expenses related to the offer and sale of the Notes are expected to be approximately $1,727,000, including a fee of approximately $1,352,000 payable to Piper Jaffray & Co., the exclusive placement agent engaged by Monogram with respect to the offer and sale of the Notes.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated January 11, 2007, by and between Monogram Biosciences, Inc. and a qualified institutional buyer party thereto.

10.2	Registration Rights Agreement, dated January 11, 2007, by and between Monogram Biosciences, Inc. and a qualified institutional buyer party thereto.

10.3	Form of Indenture by and between Monogram Biosciences, Inc. and U.S. Bank National Association, as Trustee.

10.4	Form of Subordination Agreement among Monogram, Inc., Pfizer Inc. and U.S. Bank, National Association, as trustee.

10.5	Form of First Amendment to Note Purchase Agreement and Senior Note by and between Pfizer Inc. and Monogram Biosciences, Inc.

10.6	Form of Amended and Restated Monogram Biosciences, Inc. 3.0% Senior Secured Convertible Note Due May 19, 2010, issued to Pfizer Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Biosciences, Inc. (Registrant)

	By:	/s/ Kathy L. Hibbs
Date: January 12, 2007		Kathy L. Hibbs
Vice President, General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated January 11, 2007, by and between Monogram Biosciences, Inc. and a qualified institutional buyer party thereto.

10.2	Registration Rights Agreement, dated January 11, 2007, by and between Monogram Biosciences, Inc. and a qualified institutional buyer party thereto.

10.3	Form of Indenture by and between Monogram Biosciences, Inc. and U.S. Bank National Association, as Trustee.

10.4	Form of Subordination Agreement among Monogram, Inc., Pfizer Inc. and U.S. Bank, National Association, as trustee.

10.5	Form of First Amendment to Note Purchase Agreement and Senior Note by and between Pfizer Inc. and Monogram Biosciences, Inc.

10.6	Form of Amended and Restated Monogram Biosciences, Inc. 3.0% Senior Secured Convertible Note Due May 19, 2010, issued to Pfizer Inc.